UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/30/2010

Westway Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-52642

Delaware	20-4755936
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

365 Canal Street, Suite 2900

New Orleans, LA 70130

(Address of principal executive offices, including zip code)

(504) 525-9741

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The stockholders of Westway Group, Inc. (the "Company") adopted the Westway Group, Inc. 2010 Incentive Compensation Plan at the 2010 annual meeting of stockholders held on June 30, 2010. (See Item 5.07 below.) A brief description of the terms and conditions of the plan and the amounts payable thereunder have previously been reported in the Company's definitive proxy statement filed with the SEC on May 18, 2010 and in a Current Report on Form 8-K filed by the Company with the SEC on June 29, 2010.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on June 30, 2010. At the meeting, the following matters were voted on by the stockholders:

Proposal 1 - Election of Directors

The holders of shares of Class A Common Stock, voting as a separate class, elected John E. Toffolon to the Board of Directors, and the holders of shares of Class B Common Stock, voting as a separate class, elected Philip A. Howell, James B. Jenkins and Gregory F. Holt to the Board of Directors. The following votes were cast in the election of directors:
Nominee	For	Withheld	Broker Non-Votes
John E. Toffolon, Jr.	4,722,369	4,788,982	652,303
Philip A. Howell	12,624,003	0	0
James B. Jenkins	12,624,003	0	0
Gregory F. Holt	12,624,003	0	0

Proposal 2 - Amendment to Certificate of Incorporation

The holders of Class A Common Stock and Class B Common Stock, voting as separate classes, approved the amendment to the Company's Certificate of Incorporation by the following votes:

	For	Against	Abstain
Class A Common Stock	8,710,796	1,452,858	0
Class B Common Stock	12,624,003	0	0

Proposal 3 - Approval of the Westway Group, Inc. 2010 Incentive Compensation Plan

The holders of Class A Common Stock and Class B Common Stock, voting as single class, approved the Westway Group, Inc. 2010 Incentive Compensation Plan by the following votes:
For	Against	Abstain	Broker Non-Votes
19,873,096	2,261,423	835	652,303

Proposal 4 - Amendment to Founder Warrant Agreement

The holders of Class A Common Stock and Class B Common Stock, voting as single class, approved the amendment to the Founder Warrant Agreement by the following votes:
For	Against	Abstain	Broker Non-Votes
16,472,247	5,663,007	100	652,303

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westway Group, Inc.

Date: July 1, 2010

By: /s/ Thomas A. Masilla, Jr.

Thomas A. Masilla, Jr.

Chief Financial Officer